Exhibit 5.2

31 West 52nd Street | New York, NY 10019 | T 212.513.3200 | F 212.385.9010

Holland & Knight LLP | www.hklaw.com

January 9, 2023

EMC Corporation

176 South Street

Hopkinton, MA 01748

Re:	Dell Technologies, Inc., Dell International L.L.C., EMC Corporation, Dell Inc. and
Denali Intermediate Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel with respect to the laws of the Commonwealth of Massachusetts to EMC Corporation, a Massachusetts corporation (the “Company” and, together with Dell International L.L.C., a Delaware limited liability company, the “Issuers”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Issuers and Dell Inc. (“Dell”), Dell Technologies Inc. (“DTI”), and Denali Intermediate Inc. (“DII” and collectively with Dell and DTI, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Issuers from time to time for an indeterminate initial offering price of debt securities (the “Securities”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Securities. The Securities and the Guarantees will be issued under an indenture, among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)    the Registration Statement;

(b)    the form of Indenture that is an exhibit to the Registration Statement;

(c)    an executed copy of a certificate for the Company of Christopher Garcia, Assistant Secretary of the Company, dated January 9, 2023 (the “Assistant Secretary’s Certificate”);

(d)    a copy of the Company’s Restated Articles of Organization, as amended through the date hereof, certified by the Secretary of the Commonwealth of the Commonwealth of Massachusetts (the “Secretary of the Commonwealth”) as of January 4, 2023, and certified pursuant to the Secretary’s Certificate (the “Certified Charter”);

Atlanta | Austin | Boston | Century City | Charlotte | Chicago | Dallas | Denver | Fort Lauderdale | Fort Worth

Houston | Jacksonville | Los Angeles | Miami | New York | Orange County | Orlando | Philadelphia

Portland | Richmond | San Francisco | Stamford | Tallahassee | Tampa | Tysons

Washington, D.C. | West Palm Beach

Algiers | Bogotá | London | Mexico City | Monterrey

EMC Corporation

January 9, 2023

(e)    a copy of the Company’s bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(f)    copies of certain resolutions of the Board of Directors of the Company, adopted on January 6, 2023 (in respect of the Securities to be issued pursuant to the Indenture), certified pursuant to the Secretary’s Certificate; and

(g)    a copy of a certificate, dated December 30, 2022 from the Secretary of the Commonwealth with respect to the Company’s legal existence and good standing with the office of the Secretary of the Commonwealth (the “Massachusetts Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate, and have assumed that such matters remain true and correct through the date hereof.

We do not express any opinion with respect to the laws of any jurisdiction other than the Massachusetts Business Corporation Act (the “MBCA”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.    Based solely on our review of (i) the Certified Charter and Secretary’s Certificate and (ii) the Massachusetts Certificate, the Company has legal existence under the MBCA and is in good standing with the office of the Secretary of the Commonwealth.

2.    The Company has the corporate power to execute, deliver and issue the Securities.

3.    The issuance of the Securities has been duly authorized by all necessary corporate action on the part of the Company under the MBCA.

EMC Corporation

January 9, 2023

The opinions stated herein are subject to the following qualifications:

(a)    we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)    except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Indenture, the Securities or the Guarantees (collectively, the “Transaction Documents”) with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Documents;

(c)    we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)    we do not express any opinion with respect to any securities, antifraud, consumer credit, debt collection, privacy, derivatives or commodities laws, rules or regulations, Regulations T, U or X of the Board of Governors of the Federal Reserve System or laws, rules or regulations relating to national security;

(e)    we have assumed that each of the Transaction Documents will constitute the valid and binding obligation of each party to the Transaction Documents, enforceable against such party in accordance with its terms; and

(f)    the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Validity of Securities” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Sincerely yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP